Exhibit 99.g.3

Execution Copy

FOREIGN CUSTODY MANAGER AGREEMENT

AGREEMENT made as of January, 2015 by and between the RevenueShares ETF Trust (the “Trust”), on behalf of each series listed on An+nex I attached hereto separately and not jointly (each, a “Fund”), and The Bank of New York Mellon (“BNY”).

W I T N E S S E T H:

WHEREAS, the Trust desires to appoint BNY as a Foreign Custody Manager for each Fund on the terms and conditions contained herein;

WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Trust and BNY hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. “Board” shall mean the board of trustees of the Trust.

2. “Country Risk Event” shall mean (a) issues relating to the financial infrastructure of a country, (b) issues relating to a country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) issues relating to a country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations, redenominations or fluctuations or (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

3. “Custody Rule” shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

4. “Eligible Foreign Custodian” shall have the meaning provided in the Custody Rule.

5. “Eligible Securities Depository” shall have the meaning provided in the Foreign Securities Depository Rule.

6. “Foreign Securities Depository Rule” shall mean Rule 17f-7 under the Investment Company Act of 1940, as amended on June 12, 2000.

7. “Monitoring System” shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

8. “Responsibilities” shall mean the responsibilities delegated to BNY under the Custody Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

9. “Specified Country” shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Trust has given settlement instructions to The Bank of New York Mellon as custodian (the “Custodian”) under the Custody Agreement between the Trust, on behalf of the Funds, and the Custodian.

ARTICLE II.

BNY AS A FOREIGN CUSTODY MANAGER

1. The Board has determined that it is reasonable to rely on BNY to perform the delegated responsibilities and the Board, on behalf of the Funds, hereby delegates to BNY with respect to each Specified Country the Responsibilities.

2. BNY accepts the Board’s delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of a Fund’s assets would exercise, or to adhere to a higher standard of care, in performing the Responsibilities.

3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of a Fund’s foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

ARTICLE III.

RESPONSIBILITIES

1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of a Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Custody Rule; (b) determine that a Fund’s foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund’s assets based on the standards specified in paragraph (c)(1) of the Custody Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Custody Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of a Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of a Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Custody Rule and the performance of the contract governing such arrangement pursuant to paragraph (c)(2) of the Custody Rule; and (e) advise a Fund whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Custody Rule and withdraw the Fund’s assets from such Eligible Foreign Custodian as soon as reasonably practicable.

2. BNY shall exercise the reasonable care described in Section 1 of this Article III above in the selection or retention, monitoring and continued use of an Eligible Foreign Custodian (“Required Care”). BNY shall be liable for repayment to the Fund of cash credited to an Account and cash credited to the Fund’s or BNY’s cash account at an Eligible Foreign Custodian that BNY is not able to recover from the Eligible Foreign Custodian (other than as a result of a Country Risk Event). With respect to any Losses (as defined below) incurred by the Fund as a result of an act or the failure to act by any Eligible Foreign Custodian (“Operational Losses”), BNY shall be liable for: (i) Operational Losses with respect to securities or cash held by BNY with or through an affiliate of BNY to the extent BNY would be liable if the applicable act or failure to act was that of BNY; and (ii) Operational Losses with respect to securities or cash held by BNY with or through an Eligible Foreign Custodian (other than an affiliate of BNY) to the extent that such Operational Losses were caused by failure on the part of BNY to exercise Required Care; provided that in no event shall BNY have any liability for Operational Losses arising out of or relating to a Country Risk Event. With respect to all other Operational Losses not covered by clauses (i) and (ii) above, BNY shall take appropriate action to recover such Operational Losses from the applicable Eligible Foreign Custodian and BNY’s sole liability shall be limited to amounts recovered from such Eligible Foreign Custodian (exclusive of costs and expenses incurred by BNY).

3. Subject to the provisions of this Agreement, an Eligible Foreign Custodian may maintain a Fund’s foreign assets with an Eligible Securities Depository. In connection therewith, for each Eligible Foreign Custodian that holds a Fund’s foreign assets in an Eligible Securities Depository, BNY shall: (a) provide the Fund with such Eligible Foreign Custodian’s analysis of the custody risks associated with maintaining assets with the Eligible Securities Depository; (b) monitor the performance of the contract governing such arrangement pursuant to paragraph (a)(1) of the Foreign Securities Depository Rule; (c) require the withdrawal of the Fund’s foreign assets from the Eligible Securities Depository if the custody arrangement no longer meets the requirements of the Foreign Securities Depository Rule as soon as reasonably practicable; and (d) agree to exercise reasonable care, prudence and diligence in performing the requirements of (a)(1) of the Foreign Securities Depository Rule, or to adhere to a higher standard of care.

4. The Trust or its investment adviser, prior to investing a Fund’s foreign assets in an Eligible Securities Depository, shall consider an Eligible Foreign Custodian’s analysis of custody risks associated with Eligible Securities Depositories as provided by BNY.

5. BNY agrees to monitor and report to the Trust or its investment adviser with regard to a Fund’s investment of foreign assets in an Eligible Securities Depository, as required by the Foreign Securities Depository Rule.

ARTICLE IV.

REPRESENTATIONS

1. The Trust hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Trust, constitutes a valid and legally binding obligation of the Trust enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Trust prohibits the Trust’s execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Trust’s investment adviser has considered the country risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY’s execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

ARTICLE V.

CONCERNING BNY

1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (“Losses”), sustained or incurred by, or asserted against, the Trust except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Trust, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2. The Trust shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY’s performance hereunder, provided that the Trust shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY’s failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

3. For its services hereunder, the Trust agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

4. BNY shall have only such duties as are expressly set forth herein.

ARTICLE VI.

MISCELLANEOUS

1. This Agreement constitutes the entire agreement between the Trust, on behalf of the Funds, and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Trust, on behalf of the Funds, and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given if received by it at its offices at One Commerce Square, 2005 Market Street, Suite 2020, Philadelphia, PA 19103 or at such other place as the Trust may from time to time designate in writing.

4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and BNY hereby consent to the jurisdiction of a state or federal court situated in the Borough of Manhattan, New York City, New York in connection with any dispute arising hereunder. The Trust and BNY each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Trust and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Trust, on behalf of the Funds, and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

9. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust personally, but shall bind only the trust property of the Trust, as provided in the Trust’s Agreement and Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Agreement and Declaration of Trust.

10. Obligations of the Trust hereunder that are attributable to a particular Fund shall be the obligations of that Fund only, and not of any other Fund or the Trust generally, and notwithstanding anything in this Agreement to the contrary, BNY may only look to said Fund for the satisfaction of any obligations of the Trust hereunder.

IN WITNESS WHEREOF, the Trust, on behalf of the Funds, and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

REVENUESHARES ETF TRUST, ON BEHALF OF EACH OF THE FUNDS IDENTIFIED IN ANNEX I SEVERALLY AND NOT JOINTLY

By:
Name:	Vincent T. Lowry
Title:	President

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

ANNEX I

Fund Name	Tax Identification

RevenueShares Global Growth Fund	32-0448596

SCHEDULE I
Specified Countries

Australia	Spain
Austria	Sweden
Belgium	Switzerland
Brazil	Taiwan
Canada	Thailand
Chile	Turkey
China	UAE
Colombia	UK

Czech Republic

Denmark

Egypt

Finland

France

Germany

Greece

Hong Kong

Hungary

India

Indonesia

Ireland

Israel

Italy

Japan

Luxembourg

Malaysia

Mexico

Morocco

Netherlands

New Zealand

Norway

Peru

Philippines

Poland

Portugal

Qatar

Russia

Singapore

South Africa

South Korea

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